                              SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           BROADWAY FINANCIAL CORPORATION
                  (Name of Registrant as Specified in its Charter)


       ---------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           BROADWAY FINANCIAL CORPORATION

                              4800 Wilshire Boulevard
                           Los Angeles, California 90010


Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company"), which will be held at the Company's principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 16, 1999.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the independent auditors for Broadway Financial Corporation and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your vote is very important, regardless of the number of shares you own. I urge you to mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely,



Paul C. Hudson
President and Chief Executive Officer


IMPORTANT: IF YOUR BROADWAY FINANCIAL CORPORATION SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THAT BROKERAGE FIRM OR NOMINEE CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR SHARES ARE VOTED, WE URGE YOU TO TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY'S INVESTOR RELATIONS REPRESENTATIVE, BOB ADKINS, AT (213) 634-1700, EXT 224.

                           BROADWAY FINANCIAL CORPORATION
                              4800 Wilshire Boulevard
                           Los Angeles, California 90010


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held on June 16, 1999


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company") will be held at the Company's principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 16, 1999, for the following purposes:

     1) To elect three directors of the Company to serve until the Annual Meeting to be held in the year 2002 or until their successors are elected and have been qualified. The Board of Directors has nominated Messrs. A. Odell Maddox, Lyle Marshall and Daniel A. Medina.

     2) To ratify the appointment of KPMG LLP as the Company's independent auditing firm for 1999 and 2000.

     3) To consider such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has selected May 21, 1999 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the principal executive offices of Broadway Financial Corporation during the ten days prior to the meeting. Such list will also be available for inspection at the time and place of the Annual Meeting.

By Order of the Board of Directors



Bob Adkins
Secretary


Los Angeles, California
April 30, 1999

                        BROADWAY FINANCIAL CORPORATION

                           4800 Wilshire Boulevard
                        Los Angeles, California 90010

                               PROXY STATEMENT

                        Annual Meeting of Stockholders

                                 June 16, 1999

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Broadway Financial Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m., on June 16, 1999, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 25, 1999.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. ("Broadway Federal" or the "Bank") as part of the Bank's conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). The Conversion was completed, and the Bank became a wholly-owned subsidiary of the Company, on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

The Board of Directors of the Company has selected May 21, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 932,494 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the directors named in this Proxy Statement and FOR approval of the appointment of KPMG LLP as the Company's independent auditors for the fiscal years ending December 31, 1999 and 2000. Although the Board of Directors currently knows of no other matter to be brought before the Annual Meeting, if other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that one of the nominees named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxy will be voted in accordance with the best judgement of the persons named in the proxy.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy or other written notice of revocation to Bob Adkins, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy may also be revoked if the person executing the proxy is present at the Annual Meeting and chooses to vote in person.

The principal solicitation of proxies is being made by mail. The Company has retained American Securities Transfer & Trust, Inc., the Company's transfer agent, to assist in the solicitation of proxies for an estimated fee of
$1,606 plus reimbursement for certain expenses.   To the extent necessary,
proxies may be solicited by certain officers, directors and employees of the Company, or its wholly-owned subsidiary, none of whom will receive additional compensation therefor, and may also be solicited by telegram, telephone or personal contact. The Company will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

                            ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The following table sets forth the names and certain information regarding the persons who are currently members of the Company's Board of Directors, including those nominated by the Board of Directors for reelection. If elected, Messrs. A. Odell Maddox, Lyle Marshall and Daniel A. Medina will each serve for a term of three years or until their respective successors are elected and qualified. The three nominees have consented to be named and have indicated their intention to serve if elected. Each director listed below, except Mr. Daniel A. Medina, served as a director of the Bank prior to its reorganization into a holding company structure. The dates listed below pertaining to length of service as a director include service as a director of the Bank prior to the Company formation. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

                                AGE AT
                             DECEMBER 31,  DIRECTOR   TERM      POSITIONS CURRENTLY HELD WITH
     NAME                        1998       SINCE    EXPIRES    THE COMPANY AND THE BANK
-------------------------    ------------  --------  -------    -----------------------------
NOMINEES:

     Lyle A. Marshall             73        1976      2002      Director of Company and Bank
     A. Odell Maddox              52        1986      2002      Director of Company and Bank
     Daniel A. Medina             41        1997      2002      Director of Company and Bank

SIX CONTINUING DIRECTORS:

     Paul C. Hudson(1)            50        1985      2000      Director, President and Chief
                                                                Executive Officer of Company and
                                                                Bank
     Kellogg Chan                 59        1993      2000      Director of Company and Bank
     Larkin Teasley               62        1977      2000      Director of Company and Bank
     Elbert T. Hudson(1)          78        1959      2001      Director and Chairman of the
                                                                Board of Company and Bank
     Willis K. Duffy              71        1974      2001      Director of Company and Bank
     Rosa M. Hill                 69        1977      2001      Director of Company and Bank

--------------------
(1)  Elbert T. Hudson and Paul C. Hudson are father and son.


                    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         THAT YOU VOTE FOR THE ABOVE NOMINEES.

The business experience of each of the nominees and continuing directors is as follows:

NOMINEES:

Lyle A. Marshall is a retired tax attorney. Prior to his retirement in 1993, he served as President of Lyle A. Marshall & Assoc., Ltd., a consulting firm, and was co-owner of Drummond Distributing Co. Mr. Marshall was admitted to practice before the United States Supreme Court, the United States District Court, United States Tax Court and the New York State Bar. Mr. Marshall is Chairman of the Audit and the Internal Asset Review Committees of the Board. Mr. Marshall also chairs the Board of the Watts/Willowbrook Boys and Girls Club.

A. Odell Maddox is President and Manager of Maddox & Stabler Construction Co. Inc. and a real estate broker for Maddox Company, a real estate property management company. Mr. Maddox served as a real estate appraiser for the Los Angeles County Assessor's Office from 1969 to 1972 and as a consultant to Citizens Savings and Loan Association from 1978 to 1979. Mr. Maddox is Chairman of the Loan Committee of the Board.

Daniel A. Medina is a Managing Director in the Global Corporate Finance Practice of Arthur Andersen, LLP. Mr. Medina joined Arthur Andersen in February 1999. Prior to joining Arthur Andersen, Mr. Medina had been Vice President-Acquisitions for Avco Financial Services, Inc., since October 1996. Before Avco, Mr. Medina had been Managing Director-Corporate Advisory Department for Union Bank of California, N.A., a subsidiary of the Bank of Tokyo Mitsubishi Bank, since 1992. Mr. Medina has been a member of the Company's Board since 1997. Prior to that time he was an advisor to the Broadway Federal Board since 1993 and the Company Board since 1996.

CONTINUING DIRECTORS:

Elbert T. Hudson is Chairman of the Board of both the Company and the Bank and has engaged in the practice of law since his retirement as Chief Executive Officer of the Bank in 1992. He was elected as President/Chief Executive Officer of the Bank in 1972, a position he held until his retirement. Mr. Hudson is currently Chairman of the Executive Committee of the Board, a committee he has served on continuously since 1959, and serves on the Board of Directors of Broadway Service Corporation ("BSC"), a wholly owned subsidiary of Broadway Federal. He also served on the Loan Committee of the Board from 1959 through 1984. Mr. Hudson has been a member of the California Bar since 1953 and was a practicing attorney prior to his election as President/Chief Executive Officer of Broadway Federal. Mr. Hudson is a member of the Board of Directors of Golden State Mutual Life Insurance Company and is a member of its Executive Committee and Chairman of its Audit
Committee.   Mr. Hudson is also President of the Board of NAACP "New
Careers," and is a member of the Board of Los Angeles Trade Technical College Foundation.

Paul C. Hudson is the President and Chief Executive Officer of the Company and the Bank. Mr. Hudson joined Broadway Federal in 1981, was elected to the Board in 1985, and served in various positions prior to becoming President and Chief Executive Officer in 1992. Mr. Hudson is a member of the California and District of Columbia Bars. He is a member of the Boards of Directors of America's Community Bankers (the national thrift industry association), the American League of Financial Institutions, Pitzer College, the Fulfillment Fund, and the California Community Foundation. Mr. Hudson also chairs the Board of Community Build.

Kellogg Chan has been a member of the Board of Directors since 1993. Now semi-retired, he previously served as Chairman and Chief Executive Officer of Universal Bank, f.s.b. from 1994 to 1995, as a consultant to Seyen Investments from 1993 to 1994 and, prior to that, he served as President and Chief Executive Officer of East-West Bank from 1976 to 1992. Currently, Mr. Chan is President of North American Financing Corporation, a real estate investment banking firm. Mr. Chan is a past trustee of the Greater Los Angeles Zoo Association, and past member of the Boards of Directors of the San Marino City Club, the Southern California Chinese Lawyers Association and the San Gabriel Valley Council of Boy Scouts. Mr. Chan is a member of the Chinese American Citizens Alliance, Central City Optimists, and the Chinese Heart Council of the American Heart Association.

Willis K. Duffy, D.D.S. is a retired dentist and was a general partner of Washington Medical Center. Dr. Duffy is the Chairman of the Compensation/Benefits Committee of the Board. Dr. Duffy also serves as a member of the Boards of Directors of the Watts/Willowbrook Boys and Girls Club, the Los Angeles Police Department Historical Society and the Sigma Pi Phi Foundation.

Rosa M. Hill is the Corporate Secretary of S.J.H. Investment Company. She was formerly an elementary school teacher in the Los Angeles City Schools and Fisk University Children's School. Mrs. Hill also worked as a social worker with the Los Angeles County Bureau of Public Assistance. She is the Chairperson of the Compliance/Community Reinvestment Act ("CRA")/Public Relations Committee of the Board. She served on the Board of Trustees of Bennett College, Greensboro, North Carolina. Mrs. Hill has been an active member of Holman United Methodist Church for over 45 years where she has held many leading roles.

Larkin Teasley has been President and Chief Executive Officer of Golden State Mutual Life Insurance Company since 1980 and is a member of its Board of Directors. Mr. Teasley is a member of the Boards of Directors of the Golden State Minority Foundation, the Greater Los Angeles African American Chamber of Commerce, the California Chamber of Commerce and the Los Angeles County Board of Investment for the County Employees Retirement Association. He is Chairman of the National Insurance Association.

BOARD MEETINGS AND COMMITTEES:

The Board of Directors of the Company and the Board of Directors of the Bank held twelve and fourteen meetings, respectively, during 1998. The Company has three committees: The Executive Committee, the Compensation/Benefits Committee and the Audit Committee. The Bank has a total of seven committees:
The Executive Committee, the Audit Committee, the Compensation/Benefits Committee, the Loan Committee, the Internal Asset Review Committee, the Asset/Liability and Investment Committee and the Compliance Committee.

COMPANY COMMITTEES:

The Executive Committee consists of Messrs. Elbert T. Hudson (Chairperson), Paul C. Hudson and Kellogg Chan. This committee monitors Company financial matters, such as analysis of overall earnings performance, focusing on trends, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, counseling the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. During 1998 the Executive Committee had no meetings.

The Audit Committee consists of Mr. Lyle A. Marshall (Chairperson), Mrs. Rosa Hill and Mr. A. Odell Maddox. The Audit Committee is responsible for oversight of the internal audit function for the Company, assessment of accounting systems, monitoring of internal control deficiencies and monitoring regulatory compliance. The committee is also responsible for oversight of external auditors. During 1998 the Audit Committee had one meeting.

The Compensation/Benefits Committee consists of Dr. Willis K. Duffy (Chairperson), Mr. Larkin Teasley and Mr. Daniel A. Medina. This committee is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues at the Company level. During 1998 the Compensation/Benefits Committee had no meetings.

BANK COMMITTEES:

The Executive Committee consists of Messrs. Elbert T. Hudson (Chairperson), Paul C. Hudson, Lyle A. Marshall and Larkin Teasley. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, counseling the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee met seven times during 1998.

The Audit Committee consists of Mr. Lyle A. Marshall (Chairperson), Mrs. Rosa
M. Hill, Dr. Willis K. Duffy and Mr. Daniel A. Medina. The Audit Committee is responsible for oversight of the internal audit function, assessment of accounting systems, monitoring of internal control deficiencies and monitoring regulatory compliance. The committee is also responsible for oversight of external auditors. During 1998 the Audit Committee met eight times.

The Compensation/Benefits Committee consists of Dr. Willis K. Duffy (Chairperson), Messrs. A. Odell Maddox and Larkin Teasley. This committee is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues, as well as the appraisal of the chief executive officer's performance, determination of his salary and bonus, and making recommendations regarding such matters for approval by the Board of Directors. During 1998 the committee met five times.

The Loan Committee consists of Messrs. A. Odell Maddox (Chairperson), Paul C. Hudson, Kellogg Chan and the Chief Loan Officer (position is currently vacant) as a non-Board member. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies, and approving specific loans in accordance with the Bank's loan policy. During 1998 the committee met eleven times.

The Internal Asset Review Committee consists of Messrs. Lyle A. Marshall (Chairperson), Elbert T. Hudson and non-Board members Mr. Bob Adkins, Sr. Vice President-Chief Financial Officer, and Ms. Alesia Willis, Vice President-Loan Service Manager. The Internal Asset Review Committee is responsible for the review and approval of asset classifications, and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank's general loan loss allowance. During 1998 the committee met twelve times.

The Asset/Liability and Investment Committee consists of Messrs. Kellogg Chan (Chairperson), Daniel A. Medina, Paul C. Hudson and non-Board members Messrs. Bob Adkins, Sr. Vice President-Chief Financial Officer, Robert Marrujo, Vice President-Chief Savings Officer and the Chief Loan Officer (position currently vacant). The Asset/Liability and Investment Committee is responsible for monitoring Broadway Federal's interest rate risk in order to reduce the vulnerability of the Bank's operations to changes in interest rates. The Committee also monitors and controls the level and type of securities investments made by the Bank. During 1998 the committee met one time.

The Compliance/CRA/Public Relations Committee consists of Mrs. Rosa Hill (Chairperson) and Messrs. Elbert T. Hudson, Kellogg Chan and Daniel A. Medina. This committee is responsible for reviewing the Bank's compliance with state and federal regulations, monitoring compliance with the Community Reinvestment Act and oversight of public relations and community outreach efforts. During 1998 the committee met two times.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to executive officers of the Company and/or the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of and are elected annually by their respective Boards of Directors.

NAME                  AGE(1)  POSITIONS HELD WITH COMPANY AND BROADWAY FEDERAL
-----------------     ------  ------------------------------------------------
Bob Adkins              48    Chief Financial Officer and Secretary of
                              Company and Sr. Vice President/Chief
                              Financial Officer of Broadway Federal
Bruce Solomon(2)        51    Sr. Vice President/Chief Loan Officer of
                              Broadway Federal

Robert Marrujo          37    Vice President/Chief Savings Officer of
                              Broadway Federal

--------------------
(1)  As of December 31, 1998.

(2)  Executive resigned position in March 1999.

The business experience of each of the executive officers is as follows:

Bob Adkins joined Broadway Federal in 1994 as the Chief Financial Officer.
In January 1995 Mr. Adkins became Senior Vice President/Chief Financial Officer. Mr. Adkins also serves as Director and Secretary/Treasurer of Broadway Service Corporation. Immediately prior to joining Broadway Federal, Mr. Adkins was Chief Financial Officer of Westside Bank of Southern California for three years. Mr. Adkins has over 20 years experience in the financial services industry, including experience in public accounting. Mr. Adkins is a Certified Public Accountant and holds an MBA degree and a Bachelors degree in Accounting. Mr. Adkins is President of the Board of the California State University at Los Angeles Foundation and is a past member of the Board of Directors of the Community Housing Assistance Program, Inc.

Bruce Solomon joined Broadway Federal in 1993 as the Chief Loan Officer and currently served as Senior Vice President/Chief Loan Officer and CRA Officer until his resignation in March 1999. Prior to joining Broadway Federal, Mr. Solomon had over 19 years of experience in the banking industry, primarily in real estate lending with Hancock Savings and Loan Association, National Home Equity Corporation and Valley Federal Savings and Loan Association. Mr. Solomon serves on the Boards of Directors of the Home Loan Counseling Center, Inglewood Neighborhood Housing Services and the Los Angeles Local Development Corporation.

Robert Marrujo joined Broadway Federal Bank in 1995 as Branch Manager of its main office and currently serves as Vice President/Chief Savings Officer and Office of Foreign Asset Control ("OFAC") Compliance Officer. Prior to joining Broadway Federal Bank, Mr. Marrujo had over 16 years of experience in the banking industry with Glendale Federal Bank and Great American Bank, where he served in various management positions. Mr. Marrujo has served on the Boards of Directors of Inglewood Neighborhood Housing Services, the Inglewood Chamber of Commerce, and the San Gabriel Chamber of Commerce. He currently serves on the Community Advisory Council for Big Brothers of Greater Los Angeles.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of April 20, 1999, certain information concerning the shares of the Company's Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, by each of the directors and executive officers of the Company and the Bank, and by all directors and executive officers as a group (including in each case all "associates" of such persons).

                                            AMOUNT AND
                                             NATURE OF
          NAME AND ADDRESS                   BENEFICIAL             PERCENT OF
        OF BENEFICIAL OWNER                  OWNERSHIP                CLASS
--------------------------------------      -----------             ----------
BENEFICIAL OWNERS:

Broadway Federal Bank Employee Stock
Ownership Plan (1)                              67,487                7.13%

First Financial Fund, Inc. (3)
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077                           89,640                9.47

Deltec Asset Management Corporation (4)
535 Madison Ave.
New York, NY 10022                             233,130               24.63

Franklin Mutual Advisors, Inc. (5)
51 John F. Kennedy Parkway
Short Hills, NJ 07078                           56,662                5.99

DIRECTORS AND EXECUTIVE OFFICERS (1):

Elbert T. Hudson                                 5,067(2)(6)          0.54

Paul C. Hudson                                  10,766(7)             1.14

Kellogg Chan                                    10,875(8)             1.15

Willis K. Duffy                                  3,481(9)             0.37

Rosa M. Hill                                    10,422(2)(9)          1.10

A. Odell Maddox                                  5,834(8)             0.62

Lyle A. Marshall                                 3,481(2)(9)          0.37

Larkin Teasley                                   4,605(9)             0.49

Daniel A. Medina                                   649(8)             0.07

Bob Adkins                                       3,295(10)(12)        0.35

Robert Marrujo                                     813(11)            0.09

All directors and executive officers
as a group (11 persons)                         59,288                6.29%

----------------------

(1) The address for each of the directors and executive officers and the Broadway Federal Bank Employee Stock Ownership Plan is 4800 Wilshire Boulevard, Los Angeles, California 90010.
(2)  Held jointly with spouse with whom voting and investment power is shared.
(3) Information is derived from a Schedule 13G filed with the Securities and Exchange Commission by First Financial Fund, Inc., a Maryland corporation, on February 12, 1999 and from a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP, a Massachusetts limited liability partnership ("WMC"), on February 9, 1999. WMC, in its capacity as investment advisor, may be deemed the beneficial owner of shares of Common Stock owned by its clients, including 89,640 shares, representing 9.47% of the outstanding Common Stock as of April 20, 1999, owned by First Financial Fund, Inc.
(4) All such shares of Common Stock are held by Deltec Asset Management Corporation, a New York corporation ("Deltec"), for the account of its brokerage or investment advisory clients over whose accounts Deltec exercises discretionary authority as to voting, disposition and other matters. The information regarding Deltec is derived from their Schedule 13D and Form 3 filing with the Securities and Exchange Commission on May 23, 1997 and from their Form 4 filed with the Securities and Exchange Commission on January 6, 1998. The number of shares have been adjusted for the 8% stock dividend paid to all shareholders in August 1998.
(5) Information derived from Schedule 13G filed with the Securities and Exchange Commission by Franklin Mutual Advisors, Inc.("FMAI"), a Delaware corporation, on January 29, 1999. FMAI is a direct subsidiary of Franklin Resources, Inc. ("FRI"), its parent holding company. The 56,662 shares of Common Stock of Broadway Financial Corporation are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by FMAI. Such advisory contracts grant to FMAI all investment and voting power over the securities owned by such advisors clients. Therefore, FMAI may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities. The voting and investment powers held by FMAI are exercised independently from FRI and from all other investment advisor subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI.
(6) Includes 322 vested and currently exercisable shares under the Performance Equity Program For Officers and Employees (the "PEP"); 691 allocated shares under the Broadway Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP"); and 893 shares subject to options granted under the Long Term Incentive Plan (the "LTIP"), which options are all currently exercisable.
(7) Includes 455 vested and currently exercisable shares under the PEP; 2,546 allocated shares under the ESOP; and 893 shares subject to options granted under the LTIP, which options are all currently exercisable.
(8) Includes 110 vested and currently exercisable shares under the Recognition and Retention Plan for Outside Directors (the "RRP"); and 324 shares subject to options granted under the 1996 Stock Option Plan For Outside Directors (the "Stock Option Plan").
(9) Includes 161 vested and currently exercisable shares under the RRP; and 620 shares subject to options granted under the Stock Option Plan.
(10) Includes 303 vested and currently exercisable shares under the PEP; 1,884 allocated shares under the ESOP; and 893 shares subject to options granted under the LTIP, which options are all currently exercisable.
(11) Includes 813 allocated shares under the ESOP.
(12) 61 shares are held jointly with spouse with whom voting and investment power is shared.

EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

The following table sets forth the annual and long-term compensation for the Company's President/Chief Executive Officer, the Chief Financial
Officer/Secretary and the Chief Loan Officer, as well as the total compensation paid to each, during the Company's last three fiscal years:

                                                                         LONG TERM COMPENSATION
                                                                  -----------------------------------
                                ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                          -------------------------------------   ----------------------     --------
                                                                  RESTRICTED  SECURITIES                 ALL OTHER
NAME AND                                           OTHER ANNUAL      STOCK    UNDERLYING       LTIP       COMPEN-
PRINCIPAL                                          COMPENSATION     AWARDS      OPTIONS      PAYOUTS      SATION
POSITION          YEAR    SALARY ($)   BONUS ($)        ($)          ($)      /SARS (#)        ($)          ($)
---------------   ----    ----------   ---------   ------------   ---------   ----------     --------    ---------
Paul C. Hudson,
President/CEO     1998     137,135       16,843         -             -            -         5,007(a)      4,647(c)
                                                                                                             924(d)

                  1997     125,110            -         -             -       22,317(b)         -          3,619(c)
                                                                                                             798(d)

                  1996     123,484       17,952         -             -            -            -          3,982(c)
                                                                                                             798(d)

Bob Adkins,
CFO/Secretary     1998     105,664       8,900          -             -            -         3,337(a)      3,211(c)
                                                                                                             879(d)

                  1997     102,770           -          -             -        8,927(b)         -          2,924(c)
                                                                                                             885(d)

                  1996      91,725       7,099          -             -            -            -          2,708(c)
                                                                                                             756(d)

Bruce Solomon                                           -             -            -         1,670(a)      3,161(c)
Chief Loan        1998      94,664       10,716                                                              855(d)
Officer (e)

                  1997      94,760            -         -             -        4,463(b)          -         2,053(c)
                                                                                                             798(d)

                  1996      87,416       6,610          -             -            -             -         2,688(c)
                                                                                                             744(d)

------------------
(a) The stock awards represent base grants awarded pursuant to the Performance Equity Program For Officers and Employees (the "PEP"). Under the PEP base grants vest in equal installments over a 5 year period commencing one year from the date of grant, which was September 17, 1997 for the named executives. The restricted stock awards are calculated by multiplying the closing market price of the Company's stock on the grant date ($11.00 per share) by the number of shares that vested during 1998. At December 31, 1998 the total remaining shares that have not yet vested for Paul C. Hudson, Bob Adkins and Bruce Solomon were 1,820, 1,212 and 607 respectively. The value of those shares for Paul C. Hudson, Bob Adkins and Bruce Solomon, based upon the market price of the shares at December 31, 1998 ($6.94 per share) was $12,626, $11,363 and $4,213, respectively.
(b) The stock options awarded have a grant date of September 17, 1997. At December 31, 1998 the named executives each had 893 stock options exercisable, and none had been exercised.
(c) Reflects amounts contributed by the Company to the 401(k) Plan on behalf of each individual. The amounts contributed by the Company each year represent 100% of each employee's contribution up to 3% of each individual's salary.
(d) Reflects the dollar value of group term life insurance paid by the Bank during the periods covered.
(e) Bruce Solomon resigned his position in March 1999 and is no longer with the Company.

The following table summarizes options exercised during 1998 and the value of unexercised options held by the named executives at fiscal year-end.

                                                         NUMBER OF                VALUE OF
                                                         SECURITIES               UNEXERCISED
                                                         UNDERLYING               IN-THE-MONEY
                                                         UNEXERCISED              OPTIONS/SARS
                                                         OPTIONS/SARS AT          AT FISCAL
                                                         FISCAL YEAR-END (#)      YEAR-END ($)(a)
                       SHARES ACQUIRED      VALUE        EXERCISABLE (E)/         EXERCISABLE (E)/
NAME                   ON EXERCISE (#)    REALIZED ($)   UNEXERCISABLE (U)        UNEXERCISABLE (U)
---------------        ---------------    ------------   -------------------      -----------------
Paul C. Hudson                 -                -            21,424(U)                 -(U)
                                                                893(E)                 -(E)

Bob Adkins                     -                -             8,034(U)                 -(U)
                                                                893(E)                 -(E)

Bruce Solomon (b)              -                -             3,570(U)                 -(U)
                                                                893(E)                 -(E)

--------------------
(a) There were no in-the-money exercised or unexercised stock options at December 31, 1998 since the fair market value of the underlying securities at that date did not exceed the exercise price of the stock options. The fair market value of the Company's Common Stock at December 31, 1998 was $6.94.
(b) Bruce Solomon resigned his position in March 1999 and is no longer with the Company.

DIRECTORS COMPENSATION

No remuneration was paid to the directors by the Company in 1998. Currently, the Chairman of the Board of Broadway Federal receives a monthly retainer fee of $2,800, and all other directors of Broadway Federal, other than the President, receive a monthly retainer fee of $1,000 each. A fee of $200 is paid to each director of Broadway Federal, other than the Chairman of the Board and the President, for special Board meetings. Committee meeting fees of $150 per meeting are also paid to directors of Broadway Federal, other than the Chairman of the Board and the President.

SEVERANCE AGREEMENTS

The Company and Broadway Federal have entered into severance agreements with Messrs. Paul C. Hudson and Bob Adkins having terms of 24 months and 18 months, respectively. Commencing on the first anniversary date of such agreements and continuing on each anniversary date thereafter, the severance agreements may be extended by the respective Board of Directors of the Company and Broadway Federal for additional twelve-month periods. Each severance agreement provides that at any time following a change in control of the Company or Broadway Federal, as applicable, if the Company or Broadway Federal, as the case may be, terminates the employee's employment for any reason other than for cause, or if the employee terminates his or her employment, the employee or, in the event of death, the employee's beneficiary, would be entitled to receive a payment equal to up to two years of the employee's then current annual salary (twenty-four months for Paul C. Hudson and eighteen months for Bob Adkins), any bonuses and any other compensation paid or to be paid to the employee in any such year, the amount of benefits paid or accrued to the employee pursuant to any employee benefit plan maintained by Broadway Federal or the Company in any such year and the amount of any contributions made or to be made on behalf of the employee to any benefit plan maintained by Broadway Federal or the Company in any such year. The Company or Broadway Federal would also continue the employee's life, medical, dental and disability coverage for the remaining unexpired term of his or her agreement to the extent allowed by the plans or policies maintained by the Company or Broadway Federal from time to time. Payments to the employee under Broadway Federal's severance agreements will be guaranteed by the Company in the event that payments or benefits are not paid by Broadway Federal. In the event of a change in control of the Company and Broadway Federal, as applicable, the total payments due under the severance agreements in the aggregate, based solely on the cash compensation paid to the two officers covered by the severance agreements for the last fiscal year and excluding any benefits under any employee benefit plan that may be payable, are estimated to be up to approximately $245,000.

                      APPOINTMENT OF INDEPENDENT AUDITORS

After evaluating proposals received, the Company changed its independent auditors from Ernst & Young LLP ("Ernst & Young") to KPMG LLP ("KPMG") based upon the recommendation of the Company's Audit Committee. KPMG performed the independent audit for the fiscal year ending December 31, 1998. The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal years ending December 31, 1999 and 2000. Ernst & Young's audit report on the consolidated financial statements of the Company as of and for the years ended December 31, 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. It is anticipated that representatives of KPMG will be present at the Annual Meeting. KPMG will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate inquires of the stockholders.

In connection with the audits of the two fiscal years ended December 31, 1996 and 1997, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
          TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S
                          INDEPENDENT AUDITORS.

          COMPENSATION/BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's Compensation/Benefits Committee is composed entirely of independent outside members of the Company's Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program of the Company (including its subsidiaries) and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board of Directors all major aspects of compensation for the Company's chief executive officer. The Committee's review of the executive compensation program includes analyzing compensation programs, pay levels, and business results compared to a peer group of competitor financial institutions of comparable asset size.

COMPENSATION PHILOSOPHY

The goals of the executive compensation program are to support a performance-oriented environment, to reinforce the Company's performance and business plans, and to enable the Company to attract and retain the executive talent it needs to maximize its return to stockholders.

The philosophy of the Company is to provide compensation programs designed to reward achievement of the Company's annual and long-term strategic goals, to provide compensation opportunities that are competitive with the peer group of competitor financial institutions, and to offer appropriate stock ownership opportunities.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

BASE SALARIES. The objectives of the base salary program are to offer base salaries within a salary grade which establishes the value of the position relative to other positions in the organization and to provide base salary increases that reward all officers for the ongoing performance of the duties of their positions and that are consistent with the Company's overall financial performance. The base salary compensation for executive officers is established after considering objective criteria which include the review and evaluation of surveys of compensation paid to the executives of similarly sized financial institutions.

INCENTIVE COMPENSATION PLAN. The Incentive Compensation Plan (the "Plan") is intended to provide all employees with the opportunity for incentive compensation based upon corporate profitability and individual performance. The Plan has been designed so that 50% of the incentive award results from corporate returns and 50% derives from individual performance. For the Plan to be activated, current profits must be sufficient to cover any payments under the Plan. The Plan establishes various levels of return on assets ("ROA") up to a maximum ROA of 1.20%. The level of ROA attained determines the incentive awards to be paid. The Plan has been integrated with the Bank's strategic plan. Thus, the target ROA is consistent with management's ROA goal for the year. Half of an employee's total incentive compensation is based on the Bank's ROA. The balance derives from one of two factors, depending upon job title and grade level. Management positions are evaluated based upon achievement of department goals and objectives, while-non-exempt employees are rewarded based upon semi-annual performance reviews by their supervisor.

CEO COMPENSATION. Paul Hudson's base salary is intended to be competitive with base salaries paid other chief executive officers of institutions of similar size and scope of operations. His base salary is reviewed annually by the Compensation/Benefits Committee. In addition, the Committee establishes criteria, based on performance targets, for the CEO incentive compensation award. Incentive awards and increases in base salary must be recommended by the Committee and approved by the Board.

The Compensation/Benefits Committee
Dr. Willis K. Duffy
Mr. Larkin Teasley
Mr. Daniel A. Medina

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 1998, or written representations from certain reporting persons that no Form 5's were required to be filed by those persons, the Company believes that during the period ended December 31, 1998, except for the directors listed below, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock. Director Paul C. Hudson was late filing one Form 4 report relating to the purchase by him of 392 shares of Common Stock, and Director Larkin Teasley was late filing one Form 4 report relating to the purchase by him of 909 shares of Common Stock.

       DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR PRESENTATION AT
                             THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's year 2000 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 19, 2000. The Board of Directors will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its proxy solicitation materials and for consideration at the Annual Meeting. Any stockholder may make any other proposal at the year 2000 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 25, 2000, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

Under the Company's Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's Meeting (between March 19, 2000 and April 19,
2000) to be considered at the Annual Meeting in year 2000. Such notice must state the nominee's name, age and addresses (business and residence), the nominee's principal occupation or employment, and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED-POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS



Bob Adkins
Secretary

                         BROADWAY FINANCIAL CORPORATION

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 16, 1999

The undersigned hereby appoints Paul C. Hudson and Bob Adkins, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes each of them to represent and to vote as designated below all shares of the Common Stock of Broadway Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 16, 1999, or any adjournment thereof.

PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN DARK INK AND SIGN AND DATE ON THE REVERSE SIDE-MARK ONLY ONE BOX FOR EACH ITEM.



1. Election of Mr. Lyle A. Marshall as director to serve until the Annual Meeting to be held in 2002.

                        / /    FOR          / /    WITHHOLD


2. Election of Mr. A. Odell Maddox as director to serve until the Annual Meeting to be held in 2002.

                        / /    FOR          / /    WITHHOLD



3. Election of Mr. Daniel A. Medina as director to serve until the Annual Meeting to be held in 2002.
                        / /    FOR          / /    WITHHOLD



4. Ratify the of KPMG LLP as the Company's independent auditors for the fiscal years ending December 31, 1999 and 2000.

         / /    FOR     / /    AGAINST      / /    ABSTAIN


5. In the discretion of the proxy holders (s) on such other business as may properly come before the Annual Meeting or any adjournment thereof.

         / /    FOR     / /    AGAINST      / /    ABSTAIN

IMPORTANT-PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN ITEMS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON MATTERS DESCRIBED IN
ITEM 5.

When signing as attorney, executor, administrator, trustee, or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Whether or not you plan to attend the Annual Meeting, you are urged to SIGN AND RETURN this proxy promptly. You may revoke this proxy at any time prior to its use.

                                             Dated:  ______________,  1999


                                             _______________________________
                                                (Signature of Stockholder)

                                             Please sign your name EXACTLY as it
                                             appears hereon, date and return
                                             this proxy in the reply envelope
                                             provided.  IF YOU RECEIVE MORE THAN
                                             ONE PROXY CARD, PLEASE SIGN AND
                                             RETURN ALL PROXY CARDS RECEIVED.


                            Please Do Not Fold This Card